UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2020 (February 14, 2020)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
EX - 10.1
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3
EX - 99.1
SIGNATURE	4

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2020, Gibraltar Industries, Inc. (“Gibraltar”), through its indirect wholly owned Ohio limited liability company Rock Acquisition 1, LLC (the “Company”), entered into an agreement (the “Agreement”) providing for the purchase of substantially all the assets of Delta Separations, LLC, a California limited liability company (“Delta”) and substantially all the assets of Teaching Tech, LLC, a California limited liability (“Teaching Tech” and, together with Delta, collectively the “Sellers”). In addition to the Sellers and the Company, Benjamin Stephens, Allen K. Stephens and Lora L. Stephens as Trustees of The Stephens Family Trust u/t/a dated October 20, 1994, James Moore and Roger Cockroft (collectively the “Members” and together with the Sellers, the “Seller Parties”) were parties to the Agreement.

Closing of the Company’s purchase of substantially all of the assets of Delta and Teaching Tech occurred simultaneously with the execution and delivery of the Agreement. Delta is engaged in the manufacture and sale of ethanol and other solvent based botanical oil extraction systems and related evaporation and distillation equipment and Teaching Tech is engaged in providing training services to operators of the equipment which is sold by Delta.

Under the terms of the Agreement, the total cash consideration paid by the Company was $50,000,000, adjusted to reflect the amount of the net working capital of Delta as compared to a targeted net working capital and to reflect certain other adjustments provided for by the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the terms, provisions and covenants of the Agreement, a copy of which is filed as Exhibit 10.1 to this report on Form 8-K.

There is no material relationship which exists between any of the Seller Parties and Gibraltar or its affiliates other than in respect of the Agreement.

The Agreement has been filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting Gibraltar, the Seller Parties or the Company (collectively the “Parties”). In particular, the Agreement contains representations and warranties made to and solely for the benefit of the Parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the Parties have exchanged in connection with the signing of the Agreement. Moreover, information concerning the subject matter of the representations and warranties may be subject to limitations agreed upon by the Parties and standards of materiality applicable to the Parties that differ from those applicable to investors and may change after the date of the Agreement. This information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of any fact or facts.

Item 8.01 Other Events
On February 14, 2020, Gibraltar issued a press release announcing that it had completed the acquisition of Delta Separations. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)-(c)    Not Applicable
(d)    Exhibits:

Exhibit No.	Description
10.1	Asset Purchase Agreement with Delta Separations, LLC
99.1	Press Release issued by Gibraltar Industries, Inc. on February 14, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	February 19, 2020
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President, Treasurer and Secretary

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